EXHIBIT (4)-5

     THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

     UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT THEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                             HEALTHSOUTH CORPORATION

                            7.0% SENIOR NOTE DUE 2008

No. ____                                                  CUSIP NO. ____________

                                                                   $____________


     HEALTHSOUTH CORPORATION, a Delaware corporation (the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., the principal sum of Two Hundred Million Dollars on June 15, 2008, and to pay interest on said principal sum from June 22, 1998, or from the most recent interest payment date to which interest has been paid or duly provided for, semiannually in arrears on June 15 and December 15 (each such date, an "Interest Payment Date") of each year commencing on December 15, 1998,at the rate of 7.0% per annum until the principal hereof shall have become due and payable.

     The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360 day year comprised of twelve 30 day months. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture (as defined below) be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the record date for such interest installment, which shall be the close of business on the immediately preceding June 1 and December 1 prior to such Interest Payment Date, as applicable. The principal of, premium, if any, and the interest on this Note will be payable at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the person entitled thereto at such address as shall appear in the registry books of the Company; provided, further that for so long as this Note is represented by a Registered Global Security, payment of principal, premium, if any, or interest on this Note may be made by wire transfer to the account of the Depositary or its nominee. In the event that any date on which the principal, premium, if any, or interest on this Note is payable is not a Business Day, then payment of principal, premium, if any, or interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of such delay).

     Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee (as defined below) under the Indenture (as defined below), by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     Capitalized terms used in this Note which are defined in the Indenture shall have the respective meanings assigned to them in the Indenture.

     Reference is hereby made to the further provisions of this Note hereinafter set forth, which further provisions shall for all purposes have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or in facsimile, and an imprint or facsimile of its corporate seal to be imprinted hereon.

                                         HEALTHSOUTH Corporation


                                         By
                                             -----------------------------------
                                                      Michael D. Martin
                                                  Executive Vice President,
                                                   Chief Financial Officer
                                                        and Treasurer

ATTEST:



----------------------------------------------
             William W. Horton
          Senior Vice President,
 Corporate Counsel and Assistant Secretary

CERTIFICATE OF AUTHENTICATION
This is one of the Securities referred to in the within-mentioned Indenture.

PNC BANK, NATIONAL ASSOCIATION,
as Trustee

By
  ----------------------------------------------
                  Authorized Officer

Dated:
      ------------------------------------------

                              REVERSE SIDE OF NOTE

     This Note is one of a duly authorized series of securities (the "Securities") of the Company designated as its 7.0% Senior Notes due 2008 limited in aggregate principal amount to $250,000,000 (the "Notes"). The Securities are all issued or to be issued under and pursuant to an Indenture, dated as of June 22, 1998, as supplemented by that certain Officers' Certificate dated August ____, 1998 (the Indenture as supplemented by the Officers' Certificate being herein collectively referred to as the "Indenture"), duly executed and delivered between the Company and PNC Bank, National Association (the "Trustee," which term includes any successor Trustee with respect to the Notes under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the holders of the Securities and the terms upon which the Notes are to be authenticated and delivered. The terms of individual series of Securities may vary with respect to interest rate or interest rate formulas, issue dates, maturity, redemption, repayment, currency of payment and otherwise.

     Reference is hereby made to the Indenture for a description of the terms of the Notes, to all of the provisions of which Indenture the holder of this Note, by acceptance hereof, assents and agrees.

     Except as set forth below, this Note is not redeemable and is not entitled to the benefit of a sinking fund or any analogous provision.

     This Note is redeemable as a whole or in part, at the option of the Company, at any time at a redemption price equal to the greater of (i) 100% of its principal amount and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield plus 20 basis points, plus, in each case, accrued interest to the date of redemption. On and after the redemption date, interest will cease to accrue on the Notes or any portion thereof called for redemption. On or before the redemption date, the Company shall deposit with a paying agent (or the Trustee) money sufficient to pay the redemption price of and accrued interest on the Notes to be redeemed on such date. If less than all of the Notes are to be redeemed, the Notes to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate. The Holder of this Note will receive notice thereof by first-class mail at least 30 and not more than 60 days prior to the date fixed for redemption.

     "Treasury Yield" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Note that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Note. "Independent Investment Banker" means

Salomon Brothers Inc and its successor or, if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee. "Comparable Treasury Price" means, with respect to any redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices of the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such redemption date. "Reference Treasury Dealer" means a primary U.S. Government Securities dealer in New York City selected by the Trustee after consultation with the Company.

     If an Event of Default with respect to the Notes shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Securities of all series issued under such Indenture then outstanding and affected (voting as one class) to add any provisions to, or change in any manner or eliminate any of the provisions of, such Indenture or modify in any manner the rights of the holders of the Securities of each series or Coupons so affected; provided that the Company and the Trustee may not, without the consent of the holder of each Outstanding Note affected thereby, (i) extend the final maturity of the principal of any Note, or reduce the principal amount thereof, or premium thereon, if any, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof or make the principal thereof (including any amount in respect of original issue discount), or interest thereon payable in any coin or currency other than that provided in the Securities or Coupons or in accordance with the terms thereof, or reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon an acceleration of the maturity thereof or the amount thereof provable in bankruptcy or alter certain provisions of the Indenture relating to Securities not denominated in Dollars or the Judgment Currency of such Securities or impair or affect the right of any Securityholder to institute suit for the enforcement of any payment thereof when due or, if the Securities provide therefor, any right of repayment at the option of the Securityholder or (ii) reduce the aforesaid percentage in principal amount of Securities of any series issued under such Indenture, the consent of the holders of which is required for any such modification. It is also provided in the Indenture that, with respect to certain defaults or Events of Default regarding the Securities of any series, the holders of a majority in aggregate principal amount Outstanding of the Securities of each such series, each such series voting as a separate class (or, of all Securities, as the case may be, voting as a single class) may under certain circumstances waive all defaults with respect to each such series (or with respect to all the Securities, as the case may be) and rescind and annul a declaration of default and its consequences, but no such waiver or rescission and annulment shall extend to or affect any subsequent default or shall impair any right consequent/hereto. The preceding sentence shall not, however, apply to a default in the payment of the principal of or interest on any of the Securities.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the time, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the registry books of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company maintained by the Company for such purpose in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the holder hereof or by its attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.

     The Notes are issuable only in registered form in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes as requested by the holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

     Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     The Indenture contains provisions for defeasance of (i) the entire indebtedness of the Notes or (ii) certain covenants and Events of Default with respect to the Notes, in each case upon compliance with certain conditions set forth therein.

     The Indenture contains covenants which impose certain limitations on the Company's and its Subsidiaries' ability to create or incur certain liens on any of their respective properties or assets and to enter into certain sale and lease-back transactions and on the Company's ability to engage in mergers or consolidations or the conveyance, transfer or lease of all or substantially all of its properties and assets. These limitations are subject to a number of important qualifications and exceptions and reference is made to the Indenture for a description thereof.

     No recourse shall be had for the payment of the principal of or the interest on this Note or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto against any incorporator, stockholder, officer or director, as such, past or present or future of the Company or of any successor thereof, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     THE INDENTURE AND THIS NOTE SHALL BE DEEMED TO BE A CONTRACT UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SMALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

                                  ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM - as tenants in common               UNIF GIFT MIN ACT -  ______ CUSTODIAN ______
TEN ENT - as tenants by the entireties                                (Cust)             (Cust)
JT TEN  - as joint tenants with right of     under Uniform Gifts to Minors Act ____________
          survivorship and not tenants in                                                  (State)
          common

     Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

     FOR  VALUE  RECEIVED,   the  undersigned  hereby  sell(s),   assign(s)  and
transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE


--------------------------------------------------------------------------------
              (Please print or typewrite name and address including
                          postal zip code of assignee)



--------------------------------------------------------------------------------
this Note and all rights thereunder hereby irrevocably constituting and appointing

_____________________________________________,   Attorney,   to  transfer   this
security on the books of the Trustee, with full power of substitution in the premises.

                 SCHEDULE FOR ENDORSEMENTS ON GLOBAL SECURITIES
                     TO REFLECT CHANGES IN PRINCIPAL AMOUNT

                                   Schedule A

                Changes to Principal Amount of Global Securities


                            Principal Amount
                                of Notes
                          by which this Global
                           Security is to be                         Remaining
                         Reduced or Increased,                       Principal
                             and Reason for                        Amount of this
    Date                 Reduction or Increase                    Global Security    Notation Made By
    ----                 ---------------------                    ---------------    ----------------
